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                                                                  EXHIBIT 99.19



                       HOSPITAL CORRESPONDENCE CORPORATION





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                             1995 STOCK OPTION PLAN


1. DESCRIPTION OF PLAN. This is the 1995 Stock Option Plan, dated January 26, 1995 (the "Plan"), of Hospital Correspondence Corporation, a California corporation (the "Company"). Under this Plan, certain employees of the Company, to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" shall have the same meaning as "subsidiary corporation" as such term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), where the Company is the "employer corporation." It is intended that the Options under this Plan will either qualify for treatment as incentive stock options under Section 422 of the Code and be designated "Incentive Stock Options" or not qualify for such treatment and be designated "Nonqualified Stock Options."

2. PURPOSE OF PLAN. The purpose of the Plan is to further the growth, development and financial success of the Company by providing additional incentives to key employees by assisting them to acquire shares of Common Stock and to benefit directly from the Company's growth, development and financial success.

3. ELIGIBILITY. The persons who shall be eligible to receive grants of Options under this Plan shall be the officers and key employees of the Company or any of its subsidiaries, those directors of the Company who are also key employees or consultants or advisers with important business relationships with the Company; provided that bona fide services shall be rendered to the Company by such adviser or consultant and such services shall not have been in connection with the offer and sale of securities in a capital-raising transaction. Non-employees shall not be eligible to receive incentive stock options. A person who holds an Option is herein referred to as an "Optionee." More than one Option may be granted to any one Optionee. Notwithstanding the foregoing, the Board of Directors of the Company (the "Board") may at any time or from time to time designate one or more directors of the Company as ineligible for selection as Optionees in the Plan for any period or periods of time.

        The aggregate fair market value (determined as of the time an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee in any calendar year under this Plan and any other incentive stock option plans (which qualify under Section 422 of the code) of the Company or any affiliate shall not exceed $100,000.

4. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") to be composed of not less than two members of the Board of Directors of the Company (the "Board"). Members of the Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. If no Committee has been selected, the entire Board shall serve as the Committee. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the


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decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its members shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting.

        The Committee is authorized and empowered to administer the Plan and, subject to the Plan (i) to select the Optionees, to specify the number of shares of Common Stock with respect to which Options are granted to each Optionee, to specify the Option Price and the terms of the Options and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (iii) to determine which Options are to be Incentive Stock Options and which Options are to be Nonqualified Stock Options; (iv) to interpret the Plan; (v) to prescribe, amend and rescind rules relating to the Plan; (vi) to determine the rights and obligations of Optionees under the Plan; and (vii) to accelerate the time during which an Option may be exercised (but not reduce the time of exercise for Options which have vested), notwithstanding the provisions in the Option Agreement (as defined in Section 12 hereof) stating the time during which it may be exercised. The Board, and not the Committee, is authorized and empowered to determine whether any shares of Common Stock subject to repurchase by the Company or its nominees at the greater of cost or fair market value as provided in Section 18 hereof will be repurchased by the Company. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

5. SHARES SUBJECT TO THE PLAN. The number of shares of Common Stock which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed 200,000 shares of the Company subject to adjustment as provided in Section 10 hereof to reflect all stock splits, stock dividends or similar capital changes. Upon the expiration or termination for any reason of an outstanding Option which shall not have been exercised in full or in the event that any shares of Common Stock acquired pursuant to the Plan are reacquired by the Company, any shares of Common Stock then remaining unissued (i) which shall have been reserved for issuance upon such exercise or (ii) the shares reacquired, subject to compliance with the California Corporate Securities Law of 1968, as the case may be, shall again become available for the granting of additional Options under the Plan.ERROR! BOOKMARK NOT DEFINED.

6. OPTION PRICE. Except as provided in Section 10 or Section 11 hereof, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall not be less than 85 percent of the fair market value of such shares on the date of grant of the Option and, solely with respect to any Incentive Stock Option, shall be not less than 100 percent of the fair market value of such shares on the grant of the Incentive Stock Option; provided, however, that if the Optionee is a 10-percent stockholder of the Company (as defined in Code Section 422(b)(6)) at the


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time such Incentive Stock Option is granted, the Option Price shall be not less than 110 percent of said fair market value. Such fair market value shall be determined by the Board (i) if the Company's securities are traded on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (or a similar successor system), on the basis of the reported closing sales price on such date or, in the absence of a reported sales price on such date, on the basis of the average of the reported closing bid and asked price on such date, and (ii) in the absence of both a reported sales price and a reported bid and asked price under clause (i), the Board shall determine such fair market value on the basis of such evidence as it deems appropriate in its sole discretion.

7. EXERCISE OF OPTIONS. Subject to all other provisions of this Plan, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such Option, provided that no Option may be exercisable subsequent to its termination date. Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, but in no event later than ten
(10) calendar years from the date of grant thereof. The Option shall be exercised by the Optionee by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration (including promissory notes with interest at 10 percent or such other rate, at least sufficient, as determined by the Internal Revenue Service, to avoid the application of imputed interest) as the Committee may approve from time to time, including without limitation and in the sole discretion of the Committee, the assignment and transfer by the Optionee to the Company of outstanding shares of Common Stock theretofore held by the Optionee in a manner intended to comply with the provisions of Rule l6b-3 under the Securities and Exchange Act of 1934.

8. ISSUANCE OF COMMON STOCK. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state and/or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Optionee (or his legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification of such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing thereof, and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale


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or other disposition of any such shares, the Optionee must furnish to the
Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies.

9. NONTRANSFERABILITY. Unless provided to the contrary in the Option Agreement, no Option shall be assignable or transferable. During the lifetime of an Optionee, any Option granted to him or her shall be exercisable only by him or her. After the death of an Optionee, the Option granted to him or her (if so transferable) may be exercised, prior to its termination as provided in Section 13(b) hereof only by his or her legal representative, his or her legatee or a person who acquired the right to exercise the Option by reason of the death of the Optionee.

10. RECAPITALIZATION, REORGANIZATION, MERGER OR CONSOLIDATION. If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for different securities through a reorganization, merger, consolidation, recapitalization, reclassification, stock split, stock dividend or like capital adjustment, a proportionate adjustment shall be made (a) in the aggregate number of shares of Common Stock which may be purchased pursuant to the exercise of Options, as provided in Section 5 hereof, and (b) in the number, price, and kind of shares subject to any outstanding Option granted under the Plan.

        Upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation in which the Company does not survive, the Plan and each outstanding Option shall terminate; provided that in such event: (a) each Optionee who is not tendered an option by the surviving corporation in accordance with all of the terms of provision (b) immediately below or who does not accept any such substituted option which is so tendered, shall have the right until 30 days before the effective date of such dissolution, liquidation, reorganization, merger or consolidation in which the Company is not the surviving corporation, to exercise, in whole or in part, any unexpired Option or Options issued to him which said Optionee is then capable of exercising pursuant to the provisions of said Option and of Section 7 above, provided, however, that should the Board so elect in its sole and absolute discretion that all Optionees may be given, upon at least 30 days notice (x) the option to exercise, in whole or in part, any unexpired Option, without regard to said installment provisions or (y) the option to surrender such Option or Options to the Company for a price (which may be payable, in the sole discretion of the Committee, in cash or in securities of the Company or in a combination of both), equal to the difference between the aggregate exercise price of the Option or Options without regard to said installment provisions and the aggregate fair market value (as determined in the manner provided in Section 6 hereof) of the shares subject to such Option or Options on the date one day before the effective date of such dissolution, liquidation, reorganization, merger or consolidation; or (b) upon at least 30 days notice in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated, tender to any Optionee an option or options to purchase shares of the surviving corporation, and such new option or options shall contain such terms and


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provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan.

        To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided in this Section 10, an Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of Common Stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, reorganization, merger or consolidation, or any issuance by the Company of shares of stock of any class, or rights to purchase or subscribe for stock of any class or securities convertible into shares of stock of any class.

        The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

11. SUBSTITUTE OPTIONS. If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation or its subsidiaries, Options may be granted under the Plan to option holders of such corporation or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of succession. The Board, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option which is an Incentive Stock Option shall be an amount such that, in the sole and absolute judgment of the Board (and in compliance with Section 424(a) of the Code), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation. Notwithstanding anything to the contrary herein, no Option shall be granted, nor any action taken, permitted or omitted, which would cause the Plan, or any Options granted hereunder as to which Rule 16b-3 under the Securities Exchange Act of 1934, as amended, may apply, not to comply with such Rule.

12. OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written stock option agreement ("Option Agreement") executed by the Company and accepted by the Optionee, which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein, (b) shall indicate


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whether such Option is to be an Incentive Stock Option or an Nonqualified Stock
Option, and if an Incentive Stock Option shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, (c) may contain the agreement of the Optionee to resell any Common Stock issued pursuant to the exercise of Options granted under the Plan to the Company for a price equal to the fair market value of such Common Stock (determined in the manner set forth in Section 6 hereof), and (d) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan.

13. TERMINATION OF OPTIONS. Each Option granted under the Plan shall set forth a termination date thereof, which, with respect to Incentive Stock Options, shall be not later than ten years from the date such Option is granted, unless the Optionee is a 10-percent stockholder of the Company (as described in Section 422(b)(6) of the Code) at the time such Option is granted, in which case the Option shall terminate no later than five years from the date of the grant thereof and which, with respect to Nonqualified Stock Options, shall not be later than ten years from the date such Option is granted. In any event, all Options shall terminate and expire upon the first to occur of the following events:

                (a) the expiration of three months from the date of an Optionee's termination of employment (other than by reason of death), except that if an Optionee is then disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of such Optionee's termination of employment; or

                (b) the expiration of one year from the date of the death of an Optionee if his death occurs (i) while he is employed, or (ii) not later than three months after he has ceased to be employed, by the Company or any of its subsidiaries in a capacity in which he would be eligible to receive grants of Options under the Plan; or

                (c) the termination of the Option pursuant to Section 10 of the Plan; or

                (d)     the termination date set forth in the Option Agreement.

        The termination of employment of an Optionee by death or otherwise shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Optionee on the date of such termination.

14. WITHHOLDING OF TAXES. The Company or any applicable subsidiary or parent may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such subsidiary or parent to the Optionee the requisite tax upon the


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amount of taxable income, if any, recognized by the Optionee in connection with the exercise in whole or in part of any Option or the sale of Common Stock issued to the Optionee upon the exercise of an Option, all as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such subsidiary's or parent's) concurrent or next payment of wages, salary, bonus or other income to the Optionee or by payment to the Company (or such subsidiary or parent) by the Optionee of the required withholding tax, as the Committee may determine.

15. EFFECTIVENESS AND TERMINATION OF PLAN. The Plan shall be effective on the earlier of the date on which it is adopted by the Board or the date on which it is approved by the stockholders; provided, however, that (a) the Plan is approved by the stockholders of the Company, within 12 months before or after the date of adoption by the Board, (b) no Option shall be exercised pursuant to the Plan until the Plan has been approved by the stockholders of the Company,
(c) all Options which have been or may be granted under the Plan prior to stockholder approval shall be expressly conditioned upon such stockholder approval, and (d) no Option may be granted hereunder on or after that date which is ten years from the effective date of the Plan. The Plan shall terminate when all shares of Common Stock which may be issued hereunder have been so issued; provided, however, that the Board may in its absolute discretion terminate the Plan at any time. No such termination, other than as provided for in Section 10 hereof, shall in any way affect any Option then outstanding.

16. TIME OF GRANTING OPTIONS. The date of and Option grant shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Optionee to whom an Option is so granted within a reasonable time after the date of such grant.ERROR! BOOKMARK NOT DEFINED.

17. AMENDMENT OF PLAN. The Board may make such amendments to the Plan and, with the consent of each Optionee affected, make such changes in the terms and conditions of granted Options as it shall deem advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised, but may not, without the approval of the stockholders (a) increase the maximum number of shares subject to Incentive Stock Options, except pursuant to Section 10 hereof, (b) decrease the Option Price requirement contained in Section 6 hereof (except as contemplated by Section 11), (c) change the designation of the class of employees eligible to receive Incentive Stock Options, (d) modify the limits set forth in Section 3 hereof regarding the value of Common Stock for which any Optionee may be granted Incentive Stock Options, unless the provisions of Section 422(b)(8) of the Code are likewise modified or (e) in any manner materially increase the benefits accruing to participants under the Plan, or otherwise modify the Plan such that it fails to meet the requirements of Rule 16b-3 of the Securities and Exchange Commission for the exemption of the acquisition, cancellation, expiration or surrender of Options from the operation of Section 16(b) of the Securities Exchange Act of 1934.


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18.     REPURCHASE OF STOCK. At the discretion of the Committee, any Option may provide that the Company and its assignees shall have the right, in its sole and absolute discretion, to repurchase any shares of Common Stock issued on exercise of such Option on such terms as the Committee deems desirable at time of issuance of such Option provided that with respect to an employee whose employment has terminated for any reason, such repurchase right, with respect to any shares which have vested, must be at not less than the greater of fair market value (as determined pursuant to Section 6 hereof) or the purchase price initially paid for such shares, must be exercised by the Company and its assigns as to all of such shares and must be paid in cash. The consummation of such repurchase must occur within 90 days of the date on which the Company elects to exercise its option to purchase.


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19.     NOT AN EMPLOYMENT AGREEMENT. Nothing contained in the Plan or in any
Option Agreement shall confer on any Optionee any right to be continued in the employ of the Company or one of its subsidiaries or limit the ability of the Company or any of its subsidiaries to terminate, with or without cause, in its sole discretion, the employment of any Optionee.

20. TRANSFERS AND LEAVES OF ABSENCE. For purposes of the Plan, (a) a transfer of an Optionee's employment, without an intervening period, among the Company, a subsidiary and a parent shall not be deemed a termination of employment and (b) an Optionee who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Company (or a subsidiary or parent, whichever is applicable) during such leave of absence.

21. GOVERNING LAW. This Plan and any Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of California.


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